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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of TheraTx Incorporated of our report dated February 3, 1995, on our audit of the financial statements of Helian Health Group, Inc. and subsidiaries as of November 30, 1994 and for the two years then ended,which report is included in the TheraTx, Incorporated Annual Report on Form 10-K.

                                             /s/ COOPERS & LYBRAND L.L.P.

                                             COOPERS & LYBRAND L.L.P.

San Jose, California
October 28. 1996